


       (B) FINANCIAL STATEMENT SCHEDULES
       II.               VALUATION AND QUALIFYING ACCOUNTS

                                                                     Additions
                                                                    -----------
                                             Balance at      Charged to     Charged to                         Balance at
                                             Beginning        Costs and        Other                           End
                  Description                of Period        Expenses       Accounts          Deductions      of Period
----------------------------------------- ----------------- -------------- -------------- ------------------------------------
Year ended March 31, 1999 Deducted from asset account:
       Allowance for doubtful accounts         $   900,000  $     504,000   $          -        $ 106,000      $ 1,298,000
       LIFO reserve                              7,000,000        546,000              -                -        7,546,000
                                          ================= ============== ============== ================     ===============
                                   Total       $ 7,900,000  $   1,050,000   $          -        $ 106,000      $ 8,844,000
                                          ================= ============== ============== ================     ===============


Year ended March 31, 1998 Deducted from assets account:
       Allowance for doubtful accounts         $   926,000  $     601,000   $          -        $ 627,000 (1)  $     900,000
       LIFO reserve                                                                                                7,000,000
                                                 6,430,000        570,000              -                -
                                          ----------------- -------------- -------------- ----------------     ---------------
                                   Total       $ 7,356,000  $   1,171,000   $          -        $ 627,000      $  7,900,000
                                          ================= ============== ============== ================     ===============


Year ended March 31, 1997 Deducted from assets account:
       Allowance for doubtful accounts         $   800,000  $     571,000   $          -        $ 445,000 (1)  $     926,000
       LIFO reserve                                                                                                6,430,000
                                                 4,975,000      1,455,000              -                -
                                          ----------------- -------------- -------------- ----------------     ---------------
                                   Total       $ 5,775,000  $   2,026,000   $          -        $ 445,000      $  7,356,000
                                          ================= ============== ============== ================     ===============



(1)      Uncollectible accounts written off, net of recoveries.